Exhibit 99.1

UNITY Biotechnology, Inc. Reports Third Quarter 2023 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., November 13, 2023 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the third quarter ended September 30, 2023.

“Following positive efficacy and safety data at 48 weeks from a single injection of UBX1325 (foselutoclax) in patients with diabetic macular edema, we are working to quickly and efficiently advance UBX1325 (foselutoclax) into our Phase 2b ASPIRE study which is a head-to-head trial comparing UBX1325 against aflibercept,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “Our patients and practitioners need treatment options with statistically significant, clinically meaningful, and over time sustainable improvement in visual acuity, and UBX1325 could potentially be that option.”

The Phase 2b ASPIRE study in DME is a multi-center, randomized, double-masked, active-controlled study designed to evaluate the safety and efficacy of UBX1325 in comparison to aflibercept. It is expected to enroll about 40 subjects, with 16-week data expected in the fourth quarter of 2024 and 24-week data expected in the first quarter of 2025. More information about ASPIRE (NCT06011798) can be found here.

Third Quarter 2023 Financial Results

Cash, cash equivalents and marketable securities, following the Company's full repayment of its remaining loan balance of $15.0 million on the Hercules Loan Facility on September 6, 2023, totaled $45.9 million as of September 30, 2023 compared with $94.8 million as of December 31, 2022. UNITY believes that current cash, cash equivalents and marketable securities and following the cash exercise by certain holders of existing warrants are sufficient to fund operations into the third quarter of 2025.

Operating loss for the three months ended September 30, 2023 was $15.3 million compared to $13.7 million for the three months ended September 30, 2022. Cash used in operations during the nine quarters of 2023 was $29.5 million compared to $40.7 million for the nine quarters of 2022.

Research and development expenses decreased by $3.3 million, to $4.9 million for the three months ended September 30, 2023 from $8.2 million for the three months ended September 30, 2022. The decrease was primarily due to decreases of $1.0 million in personnel costs due to our reduced headcount related to our reduction in force, $2.0 million in direct research and development expenses mainly due from the completion of the Phase 2 BEHOLD study in patients with DME and the near completion of the Phase 2 ENVISION study of UBX1325 in patients with AMD, and $0.3 million in operating costs due to reduced fixed assets depreciation and reduced office space.

General and administrative expenses decreased by $0.5 million, to $4.4 million for the three months ended September 30, 2023 from $4.9 million for the three months ended September 30, 2022. The decrease was primarily due to decreases of $0.5 million in personnel-related expenses due to reduced headcount and the higher bonus and severance amounts paid in 2022, and $0.3 million in professional fees and accounting service fees, partially offset by $0.3 million increase in operating costs mainly from the discontinuation of sublease income generated from the former Brisbane property.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission on November 13, 2023, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Unaudited)
Licensing revenue - Related Party	$—	$—	$—	$236

Operating expenses:
Research and development	4,901	8,208	17,266	28,222
General and administrative	4,428	4,922	14,681	15,669
Impairment of long-lived assets	5,602	—	5,602	—
Total operating expenses	14,931	13,130	37,549	43,891
Loss from operations	(14,931)	(13,130)	(37,549)	(43,655)
Interest income	689	329	2,349	416
Interest expense	(470)	(866)	(2,451)	(2,568)
Other income (expense), net	(577)	(41)	(711)	49
Net loss	(15,289)	(13,708)	(38,362)	(45,758)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable debt securities	81	(88)	196	(231)
Comprehensive loss	$(15,208)	$(13,796)	$(38,166)	$(45,989)
Net loss per share, basic and diluted	$(1.05)	$(1.36)	$(2.66)	$(5.77)
Weighted-average number of shares used in computing net loss per share, basic and diluted	14,598,218	10,072,077	14,446,672	7,928,729

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,876	$12,736
Short-term marketable securities	38,063	82,059
Prepaid expenses and other current assets	3,599	1,740
Total current assets	49,538	96,535
Property and equipment, net	5,314	7,825
Operating lease right-of-use assets	13,522	19,042
Long-term restricted cash	896	896
Other long-term assets	—	52
Total assets	$69,270	$124,350
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,149	$1,790
Accrued compensation	2,226	3,020
Accrued and other current liabilities	5,258	5,334
Current portion of long-term debt	—	9,476
Total current liabilities	8,633	19,620
Operating lease liability, net of current portion	24,431	26,991
Long-term debt, net of current portion	—	10,891
Total liabilities	33,064	57,502
Commitments and contingencies
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	534,570	527,049
Accumulated other comprehensive gain	(55)	(251)
Accumulated deficit	(498,310)	(459,951)
Total stockholders’ equity	36,206	66,848
Total liabilities and stockholders’ equity	$69,270	$124,350

Media

Evoke Canale

Jason Spark

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Investor Contact
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Joyce Allaire
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